UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	May 2, 2016
(Date of earliest event reported)	May 2, 2016

ONE Gas, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 East Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 947-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01		Regulation FD Disclosure

On May 2, 2016, ONE Gas, Inc. (NYSE: OGS) announced that its Kansas Gas Service division filed a request with the Kansas Corporation Commission (KCC) for an increase in base rates, reflecting system investments and operating costs necessary to maintain the safety and reliability of its natural gas distribution system. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of
1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01		Other Events

ONE Gas, Inc. announced today that its Kansas Gas Service division filed a request with the KCC for an increase in base rates, reflecting system investments and operating costs necessary to maintain the safety and reliability of its natural gas distribution system.

Kansas Gas Service’s request, if approved, represents a net base rate increase of $28 million. Kansas Gas Service is already recovering $7.4 million from customers through the Gas System Reliability Surcharge (GSRS), resulting in a total base rate increase of $35.4 million.

This request would increase the average residential customer’s natural gas bill by $4.34 per month.

The filing is based on a 10.0 percent return on equity and a 55.0 percent common equity ratio.

The filing represents a rate base of $903 million, compared with $826 million included in existing base rates plus previously approved GSRS-eligible investments. Since the last general rate case, Kansas Gas Service has invested $230 million in its systems and facilities.

The company’s filing also includes a proposed Cost of Service Adjustment mechanism that would reset rates annually, based on a review of the previous year’s financial results. The proposed rate mechanism is intended to reduce the need to file full rate cases, thereby saving on costs associated with these traditional rate cases.

In accordance with Kansas law, the KCC has 240 days to consider Kansas Gas Service’s filing.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

99.1		News release issued by ONE Gas, Inc. dated May 2, 2016.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date:	May 2, 2016	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release issued by ONE Gas, Inc. dated May 2, 2016.

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